                                                                               .
                                                                               .
                                                                               .

                                                                  EXHIBIT 21.1


                  SUBSIDIARIES OF VANGUARD HEALTH SYSTEMS, INC.

Subsidiaries Incorporated or Organized
in the State of Delaware
------------------------
Vanguard Health Holding Company I, LLC
Vanguard Holding Company I, Inc.
Vanguard Health Holding Company II, LLC
Vanguard Holding Company II, Inc.
VHS Acquisition Corporation
VHS of Phoenix, Inc.
VHS Outpatient Clinics, Inc.
VHS of Arrowhead, Inc.
VHS of South Phoenix, Inc.
The VHS Arizona Imaging Centers Limited Partnership
VHS Imaging Centers, Inc.
VHS of Anaheim, Inc.
VHS of Orange County, Inc.
VHS Holding Company, Inc.
VHS of Huntington Beach, Inc.
The Anaheim VHS Limited Partnership
The Huntington Beach VHS Limited Partnership
VHS of Illinois, Inc.
VHS Genesis Labs, Inc.
MacNeal Medical Records, Inc.
Vanguard Health Management, Inc.
VHS Acquisition Subsidiary Number 1, Inc.
VHS Acquisition Subsidiary Number 2, Inc.
VHS Acquisition Subsidiary Number 3, Inc.
VHS Acquisition Subsidiary Number 4, Inc.
VHS Acquisition Subsidiary Number 5, Inc.
VHS Acquisition Subsidiary Number 6, Inc.
VHS Acquisition Subsidiary Number 7, Inc.
VHS Acquisition Subsidiary Number 8, Inc.
VHS Acquisition Subsidiary Number 9, Inc.
VHS Acquisition Subsidiary Number 10, Inc.
VHS Acquisition Subsidiary Number 11, Inc.
VHS Acquisition Subsidiary Number 12, Inc.
VHS Phoenix Health Plan, Inc.
Hospital Development of West Phoenix, Inc.
Hospital Development Company Number 1, Inc.
Hospital Development Company Number 2, Inc.
Magnolia Surgery Center Limited Partnership
VHS San Antonio Partners, L.P.
VHS Acquisition Company Number 1, LLC
VHS Acquisition Company Number 2, LLC
VHS Acquisition Partnership Number 1, L.P.

VHS Acquisition Partnership Number 2, L.P.
West Valley Surgery Center, LLC
VHS San Antonio Imaging Partners, L.P.
VHS San Antonio Surgery Center, L.P.
West Anaheim MSO, LLC

Subsidiaries Incorporated or Organized
in the State of California
--------------------------
North Anaheim Surgicenter, Ltd.

Subsidiaries Incorporated or Organized
in the District of Columbia
---------------------------
Healthcare Compliance, L.L.C.

Subsidiaries Incorporated or Organized
in the State of Illinois
------------------------
MacNeal Health Providers, Inc.
MacNeal Management Services, Inc.
Midwest Claims Processing, Inc.
Primary Care Physicians Center, LLC
Pros Temporary Staffing, Inc.
Watermark Physician Services, Inc.
The 6300 West Roosevelt Limited
Partnership

Subsidiaries Incorporated or Organized
in the State of New Jersey
--------------------------
VHS of Rancocas, Inc.

Subsidiaries Incorporated or Organized
in the Commonwealth of Pennsylvania
-----------------------------------
V-II Acquisition Co., Inc.

Subsidiaries Incorporated or Organized
in the State of Tennessee
-------------------------
Vanguard Health Financial Company, Inc.

Subsidiaries Incorporated or Organized
in the County of Bermuda
------------------------
Volunteer Insurance Ltd.